UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3163775
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Towne Square, Suite 1900
Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)

Sterling Bank & Trust 401(k) Plan
(Full title of the plan)

Elizabeth M. Keogh
Chief Legal Officer & Corporate Secretary
Sterling Bancorp, Inc.
One Towne Square, Suite 1900
Southfield, Michigan 48076
(248) 355-2400

COPY TO:

Robert C. Azarow, Esq.
Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Sterling Bancorp, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 300,000 shares of common stock, no par value, for issuance under the Sterling Bank & Trust 401(k) Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on April 1, 2022 (Registration No. 333-264058) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed or furnished herewith:

			Incorporated by reference
Exhibit number	Exhibit description	Filed/Furnished herewith	Form	Period ending	Exhibit number	Filing date
4.1	Third Amended and Restated Articles of Incorporation of Sterling Bancorp, Inc.		8-K		3.1	03/25/2022
4.2	Second Amended and Restated Bylaws of Sterling Bancorp, Inc.		8-K		3.2	03/25/2022
4.3	Form of Common Stock Certificate of Sterling Bancorp, Inc.		S-1/A		4.1	11/07/2017
4.4	Sterling Bank & Trust 401(k) Plan		S-8		4.4	04/01/2022
5.1	Opinion of Arnold & Porter Kaye Scholer LLP as to the validity of the securities being registered	X
23.1	Consent of Crowe LLP	X
23.2	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 to this Registration Statement)	X
24.1	Power of Attorney (contained on the signature page hereof)	X
107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on March 29, 2023.

STERLING BANCORP, INC. (Registrant)

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien Chairman and Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karen Knott and Elizabeth M. Keogh, and each of them individually, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas M. O’Brien	Chairman and Chief Executive Officer (Principal Executive Officer)	March 29, 2023
Thomas M. O’Brien

/s/ Karen Knott	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2023
Karen Knott

/s/ Peggy Daitch	Director	March 29, 2023
Peggy Daitch

/s/ Tracey Dedrick	Director	March 29, 2023
Tracy Dedrick

/s/ Michael Donahue	Director	March 29, 2023
Michael Donahue

/s/ Steven e. Gallotta	Director	March 29, 2023
Steven E. Gallotta

/s/ Denny Kim	Director	March 29, 2023
Denny Kim

/s/ Eboh Okorie	Director	March 29, 2023
Eboh Okorie

/s/ Benjamin Wineman	Director	March 29, 2023
Benjamin Wineman

/s/ Lyle Wolberg	Director	March 29, 2023
Lyle Wolberg